UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 20, 2011

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Other Events. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On December 20, 2011, in accordance with the Re-Stated By-Laws of Wave Systems Corp. (the “Company”), the board of directors of the Company (the “Board”) voted to increase the size of the Board from five to six members and appointed Robert Frankenberg to serve as a director to fill the vacancy created by such increase. Mr. Frankenberg was also appointed by the Board to serve as a member of each of the Compensation Committee and the Nominating Committee.

Pursuant to the terms of the Company’s Non-Employee Directors Stock Option Plan, Mr. Frankenberg was awarded options to purchase 15,000 shares of Class A Common Stock of the Company at a price per share of $2.22.

There is no agreement or understanding between Mr. Frankenberg and any other person pursuant to which he was appointed to the Board. Neither Mr. Frankenberg nor any of his immediate family has been a party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01 Fiancial Statements and Exhibits.

(d) Exhibits

99.1 Press release dated December 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Gerard T. Feeney

Gerard T. Feeney

Chief Financial Officer

Dated: December 21, 2011

Exhibit	Description

99.1	Press Release dated December 21, 2011.